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                                                               Exhibit 99.(a)(3)

                                MUTUAL FUND TRUST


                     AMENDMENT NO. 2 TO DECLARATION OF TRUST
                                    Amendment
                             DATED FEBRUARY 5, 2003

     Pursuant to Section 9.3 of the Declaration of Trust, dated February 1, 1994 as amended and restated (the "Declaration of Trust"), of the Mutual Fund Trust (the "Trust"), the Trustees of the Trust hereby change the name of the Trust from Mutual Fund Trust to "J.P. Morgan Mutual Fund Trust" effective May 1, 2003.

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     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first written above. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.


/s/ William J. Armstrong
------------------------
William J. Armstrong


/s/ Roland R. Eppley, Jr.
-------------------------
Roland R. Eppley, Jr.


/s/ Ann Maynard Gray
--------------------
Ann Maynard Gray


/s/ Matthew Healey
------------------
Matthew Healey


/s/ Robert J. Higgins
---------------------
Robert J. Higgins


/s/ Fergus Reid, III
--------------------
Fergus Reid, III


/s/ James J. Schonbachler
-------------------------
James J. Schonbachler


/s/ Leonard M. Spalding, Jr.
----------------------------
Leonard M. Spalding, Jr.